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Exhibit 99.1

FOSTER WHEELER ANNOUNCES FOURTH-QUARTER
FINANCIAL RESULTS

        HAMILTON, BERMUDA, March 15, 2004—Foster Wheeler Ltd. (OTCBB: FWLRF) today reported a net loss for the fourth quarter 2003 of $81.0 million, or $1.98 per diluted share, which included a non-cash asbestos charge of $68.1 million, detailed below, and charges of $16.1 million for professional services and severance benefits driven by the company's restructuring process. This compares with a net loss of $112.1 million, or $2.73 per diluted share, for the same quarter last year. Revenues for the fourth quarter of 2003 totaled $1,158.4 million compared with $995.4 million in the fourth quarter of last year.

        For the year ended December 26, 2003, revenues were $3.8 billion, up 6% from last year. Excluding the impact of the sale of the assets of the environmental business in the first quarter of 2003, revenues were up 13%. The net loss for the year was $157.1 million, which included net pre-tax charges of $151.7 million, compared with a net loss of $525.2 million for the year 2002, which included net pre-tax charges of $545.9 million.

        "During 2003, we saw tangible evidence that our operational turnaround is yielding positive results," said Raymond J. Milchovich, chairman, president and chief executive officer. "For the first time in four years, and in some of the most challenging market conditions in a decade, our North American power unit returned to profitability. This turnaround was a key contributor to the improvement in our domestic liquidity during the year. Our European businesses continue to perform strongly and generate significant cash flow. Each of our units met or exceeded the operating plan we established for them in 2003 and we look forward to building on this success in 2004."

        "Our improved liquidity resulting from solid worldwide operating performance, coupled with the anticipated financial benefits of our proposed equity for debt exchange offer, enabled us to discontinue previously announced plans to divest one of our European operating units," continued Mr. Milchovich. "We are now focused on finalizing our balance sheet restructuring initiative with a goal of completing our exchange offer by the end of May. This transaction will significantly reduce our debt and create a stronger financial base which will better support our operating companies in the marketplace."

        "Foster Wheeler has a long history of delivering exceptional quality and service to a sophisticated client base which includes global leaders in the oil/gas, energy and pharmaceuticals sectors. A top priority for 2004 will be to increase our backlog with bookings of high quality business," concluded Mr. Milchovich.

        Worldwide, total cash and short-term investments at year-end 2003 were $430.2 million, compared with $470.1 million at the end of the third quarter of 2003, and $429.4 million at year-end 2002. Of the $430.2 million in cash and short-term investments at year-end 2003, $366.7 million was held by non-U.S. subsidiaries. As of December 26, 2003, the company's indebtedness was $1.0 billion, down $61 million from the end of the third quarter of 2003 and down $91 million from year-end 2002.

Bookings and Segment Performance

        New orders booked during the fourth quarter of 2003 were $457.7 million compared with $550.7 million in the fourth quarter of last year, excluding environmental orders of $17.0 million. The company's backlog was $2.3 billion, compared with $3.6 billion at the end of the fourth quarter of 2002, excluding $1.8 billion related to the environmental business.

        Fourth-quarter new bookings for the Engineering and Construction (E&C) Group were $114.7 million, down from $289.0 million during the year-ago quarter, excluding the environmental orders. The Group's backlog was $1.3 billion, compared with $2.2 billion at quarter-end 2002, excluding the environmental backlog. Revenues for the E&C Group in the fourth quarter of 2003 were $765.9 million, up 56% compared with $489.5 million in the fourth quarter of 2002, excluding environmental revenues of $94.2 million. Both the UK and Continental Europe recorded significant revenue increases. The Group's earnings before income taxes, interest expense, depreciation and amortization (EBITDA) were $16.9 million this quarter, compared with a negative EBITDA of $30.1 million for the same period last year.

        New bookings in the fourth quarter for the Energy Group were $340.6 million, compared with $264.8 million in fourth quarter 2002. Backlog at quarter-end was $946 million, compared with $1.4 billion at quarter-end 2002. Energy Group revenues for the quarter were $397.4 million, down from $421.7 million in the same quarter of 2002, as improvements in the European power business were more than offset by the U.S. power operations decline. The Group's EBITDA for the quarter was $50.6 million compared with a negative EBITDA of $5.7 million last year. Operations in Europe continued to improve on revenue growth while the U.S. business benefited from cost reductions and better execution on existing projects.

Non-Cash Charge Related to Asbestos

        In the fourth quarter of 2003, the company recorded a non-cash charge of $68.1 million related to potential asbestos liability. The company received a somewhat larger number of claims in 2003 than had been expected, which resulted in an increase in the projected liability related to asbestos. In addition, the size of the company's insurance assets was reduced due to the insolvency of a significant carrier in 2003. The company expects to reverse $15 million of the $68.1 million non-cash charge in the first quarter of 2004 upon additional settlements with insurance carriers.

        The company currently projects that, even with the charge and the reduced size of the insurance assets, the company will not be required to fund asbestos liabilities from its cash flow for at least six years. The company plans to continue its strategy of settling with insurance carriers by monetizing policies or arranging coverage in place agreements. This strategy is designed to reduce cash payments from the company to cover future asbestos liabilities.

Calculation of EBITDA

        Management uses several financial metrics to measure the performance of the company's business segments. EBITDA is a supplemental, non-generally accepted accounting principle (GAAP) financial measure. EBITDA is defined as earnings/(loss) before taxes (before goodwill charge), interest expense, depreciation and amortization. The company presents EBITDA because it believes it is an important supplemental measure of operating performance. A reconciliation of EBITDA, a non-GAAP financial measure, to net earnings/(loss), a GAAP measure, is shown below.

RECONCILIATION OF EBITDA TO NET EARNINGS/(LOSS)
(In Thousands of Dollars)

Three months ended December 2003

	E&C	Energy	Corporate & Financial	Total
EBITDA	16,926	50,553	(87,442)	(19,963)
Less: Interest Expense*	4,442	3,160	17,243	24,845
Less: Depreciation and amortization	2,436	5,305	712	8,453

Earnings/(Loss) before income taxes	10,048	42,088	(105,397)	(53,261)
Less: Provision/(benefit) for income taxes	6,058	22,333	(644)	27,747

Net earnings/(loss) prior to cumulative effect of a change in accounting principle	3,990	19,755	(104,753)	(81,008)
Cumulative effect on prior years of a change in accounting principle for goodwill

Net earnings/(loss)	3,990	19,755	(104,753)	(81,008)

Three months ended December 2002

	E&C	Energy	Corporate & Financial	Total
EBITDA	(30,059)	(5,712)	(47,313)	(83,084)
Less: Interest Expense*	1,139	4,874	15,839	21,852
Less: Depreciation and amortization	3,944	6,172	1,273	11,389

Earnings/(Loss) before income taxes	(35,142)	(16,758)	(64,425)	(116,325)
Less: Provision/(benefit) for income taxes	782	(4,618)	(386)	(4,222)

Net earnings/(loss) prior to cumulative effect of a change in accounting principle	(35,924)	(12,140)	(64,039)	(112,103)
Cumulative effect on prior years of a change in accounting principle for goodwill

Net earnings/(loss)	(35,924)	(12,140)	(64,039)	(112,103)

*
Includes dividends on preferred security of subsidiary trust

        The company believes that the line item on its consolidated statement of operations entitled "net earnings/(loss)" is the most directly comparable GAAP measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings/(loss) as an indicator of operating performance. EBITDA, as the company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company's ability to fund its cash needs. As EBITDA excludes certain financial information compared with net earnings/(loss), the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions which are excluded. EBITDA, adjusted for certain unusual and infrequent items specifically excluded in the terms of the Senior Credit Facility, is also used as a measure for certain covenants under the Senior Credit Facility.

#    #    #

Notes to Editor:

1.
Consolidated Statements follow.

2.
Foster Wheeler will conduct a conference call with analysts tomorrow (March 16) at 11:00 a.m. (Eastern). The call will be accessible to the public by telephone or Webcast. To listen to the call by telephone in the United States, dial 877-692-2588 approximately ten minutes before the call. International access is available by dialing 973-321-1040. The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com.

  A replay of the call will be available on the company's Web site as well as by telephone. To listen to the replay by telephone, dial 877-519-4471 or 973-341-3080 (replay pass code 4577135# required) starting one hour after the conclusion of the call through 8 p.m. (Eastern) on Tuesday, March 30, 2004. The replay can also be accessed on the company's Web site for two weeks following the call.

3.
Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the refining, oil and gas, petrochemical, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, visit our Web site at www.fwc.com.

4.
Safe Harbor Statement

  This news release contains forward-looking statements that are based on management's assumptions, expectations and projections about the company and the various industries within which the company operates. These include statements regarding our expectations regarding revenues (including as expressed by our backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries.

  Such forward-looking statements by their nature involve a degree of risk and uncertainty. The company cautions that a variety of factors, including but not limited to the factors described under the heading "Business—Risk Factors of the Business" in the company's most recent annual report on Form 10-K and the following, could cause the company's business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the power, oil and gas, pharmaceutical, chemical/petrochemical and environmental industries, changes in the financial condition of our customers, changes in regulatory environment, changes in project design or schedules, contract cancellations, changes in estimates made by the company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, currency fluctuations, war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided, outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure, protection and validity of patents and other intellectual property rights, increasing competition by foreign and domestic companies, changes in financial markets, compliance with debt covenants, monetization of certain power systems facilities, implementation of our restructuring plan, recoverability of claims against customers and others, changes in estimates used in critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us.

#    #    #

03-15-04

Media Contact:	Richard Tauberman	908-730-4444
Investor Contact:	John Doyle	908-730-4270
Other Inquiries:		908-730-4000

Foster Wheeler Ltd. and Subsidiaries

Consolidated Statement of Operations and Comprehensive Loss

(In Thousands of Dollars, Except Per Share Amounts)

	Three months ended		Twelve months ended
	Dec. 2003	Dec. 2002	Dec. 2003	Dec. 2002
Unfilled orders	$2,285,318	$5,445,934	$2,285,318	$5,445,934
New orders booked	457,680	567,649	2,163,499	3,052,410

Revenues:
Operating revenues	1,130,912	980,365	3,723,815	3,519,177
Other income	27,524	15,055	77,493	55,360

Total revenues	1,158,436	995,420	3,801,308	3,574,537

Cost and Expenses:
Cost of operating revenues	1,048,504	961,504	3,441,342	3,426,910
Selling, general & administrative expenses	54,843	60,716	199,949	226,524
Other deductions/minority interest	83,505	67,673	174,170	198,137
Interest expense	20,158	17,557	77,354	66,418
Dividends on preferred security of subsidiary trust	4,687	4,295	18,130	16,610

Total costs and expenses	1,211,697	1,111,745	3,910,945	3,934,599

Loss before income taxes	(53,261)	(116,325)	(109,637)	(360,062)
Provision/(benefit) for income taxes	27,747	(4,222)	47,426	14,657

Net loss prior to cumulative effect of a change in accounting principle	(81,008)	(112,103)	(157,063)	(374,719)

Cumulative effect on pprior years (to Dec. 28, 2001) of a change in accounting principle for goodwill, net of $0 tax				(150,500)

Net loss	(81,008)	(112,103)	(157,063)	(525,219)

Other comprehensive income / (loss):
Foreign currency translation adjustment	7,893	10,989	6,762	22,241
Change in gain on derivative instruments designated as cash flow hedges				(3,834)
Minimum pension liability adjustment	72,188	(226,011)	58,677	(226,011)

Comprehensive loss	$(927)	$(327,125)	$(91,624)	$(732,823)

Loss per share:
Basic and diluted:
Net loss prior to cumulative effect of a change in accounting principle	$(1.98)	$(2.73)	$(3.83)	$(9.15)

Cumulative effect on prior years (to Dec. 28, 2001) of a change in accounting principle for goodwill				$(3.67)

Net loss per share	$(1.98)	$(2.73)	$(3.83)	$(12.82)

Shares outstanding (in thousands):
Basic: Weighted-average number of shares outstanding	41,058	40,999	41,045	40,957
Diluted: Effect of share options	*	*	*	*
Convertible Debt	*	*	*	*

Total diluted	41,058	40,999	41,045	40,957

  See attached schedule of charges for the three and twelve months ended December 2003 and 2002.

*
The effect of the stock options and convertible debt were not included in the calculation of diluted earnings per share as they were antidilutive due to the loss.

Foster Wheeler Ltd. and Subsidiaries

Major Business Groups

(In Thousands of Dollars)

	Three months ended		Twelve months ended
	Dec. 2003	Dec. 2002	Dec. 2003	Dec. 2002
Engineering and Construction (E&C)
Unfilled orders	$1,342,695	$4,018,012	$1,342,695	$4,018,012
New orders booked	114,708	306,004	1,281,250	1,671,763
Revenues	765,888	583,698	2,353,393	2,027,531
Interest expense	4,442	1,139	3,201	(415)
Earnings/(loss) before income taxes and cumulative effect of a change in accounting principle	10,048	(35,142)	47,321	(56,513)
EBITDA	16,926	(30,059)	60,655	(41,438)
Energy (E)
Unfilled orders	945,877	1,436,323	945,877	1,436,323
New orders booked	340,626	264,809	873,332	1,396,292
Revenues	397,378	421,672	1,454,477	1,576,774
Interest expense	3,160	4,874	17,453	21,621
Earnings/(loss) before income taxes and cumulative effect of a change in accounting principle	42,088	(16,758)	101,228	(90,391)
EBITDA	50,553	(5,712)	140,394	(31,148)
Corporate and Financial Services (C&F)(2)
Unfilled orders	(3,254)	(8,401)	(3,254)	(8,401)
New orders booked	2,346	(3,164)	8,917	(15,645)
Revenues	(4,830)	(9,950)	(6,562)	(29,768)
Interest expense(1)	17,243	15,839	74,830	61,822
(Loss) before income taxes	(105,397)	(64,425)	(258,186)	(213,158)
EBITDA	(87,442)	(47,313)	(179,628)	(146,623)
Total
Unfilled orders	2,285,318	5,445,934	2,285,318	5,445,934
New orders booked	457,680	567,649	2,163,499	3,052,410
Revenues	1,158,436	995,420	3,801,308	3,574,537
Interest expense(1)	24,845	21,852	95,484	83,028
(Loss) before income taxes	(53,261)	(116,325)	(109,637)	(360,062)
Provision/(benefit) for income taxes	27,747	(4,222)	47,426	14,657
Net (loss) prior to cumulative effect of change in accounting principle	(81,008)	(112,103)	(157,063)	(374,719)
Cumulative effect on prior years of a change in accounting principle for goodwill				(150,500)
Net (loss)	(81,008)	(112,103)	(157,063)	(525,219)
EBITDA	$(19,963)	$(83,084)	$21,421	$(219,209)

  See attached schedule of charges by group for the three and twelve months ended December 2003 and 2002.

1)
Includes dividends on preferred security of subsidiary trust.

2)
Includes intersegment eliminations

Foster Wheeler Ltd.

Summary of Charges
Cost/(Gain)

(In Thousands of Dollars)

	Three months ended December 26, 2003				Twelve months ended December 26, 2003
	E & C	Energy	C & F	Total	E & C	Energy	C & F	Total
(Gain)/loss on sale of assets	(1,400)	(4,300)		(5,700)	(16,700)	(4,300)	15,100	(5,900)
Revision/(recovery) of project cost estimates and related receivable reserve	3,200	(6,800)		(3,600)	33,000	(700)		32,300
Revision/(recovery) of project claims	1,800	(2,400)		(600)	900	(2,400)		(1,500)
Provision for asbestos claims			68,100	68,100			68,100	68,100
Restructuring and credit agreement costs	1,000		9,100	10,100	1,000		42,600	43,600
Severance	2,900	2,200	900	6,000	6,600	6,700	2,600	15,900
Legacy cost/(gain) of pension and postretirement medical benefits	(400)		(10,600)	(11,000)	(2,600)		(1,000)	(3,600)
Legal and other	3,900	(3,900)	(1,700)	(1,700)	3,900	(3,900)	2,800	2,800

Total	11,000	(15,200)	65,800	61,600	26,100	(4,600)	130,200	151,700

	Three months ended December 27, 2002				Twelve months ended December 27, 2002
	E & C	Energy	C & F	Total	E & C	Energy	C & F	Total
Change in accounting for goodwill					48,700	101,800		150,500
Losses recognized in anticipation of asset sales		3,700		3,700		54,500		54,500
Revision to project cost estimates and related receivable reserve	(3,150)	16,850		13,700	34,850	45,650		80,500
Revision to project claim estimates and related costs	52,900	12,700		65,600	86,800	40,800	8,600	136,200
Provision for impairment loss on a U.S. manufacturing facility under SFAS 144		5,300		5,300		18,700		18,700
Provision for asbestos claims			20,000	20,000			26,200	26,200
Performance intervention, restructuring and credit agreement costs			9,700	9,700			37,100	37,100
Severance					500	4,300	2,900	7,700
Legacy cost of pension and postretirement medical benefits			2,600	2,600			10,600	10,600
Legal and other	5,000	200	(1,300)	3,900	6,000	8,400	9,500	23,900

Total	54,750	38,750	31,000	124,500	176,850	274,150	94,900	545,900

Foster Wheeler Ltd. and Subsidiaries

Condensed Consolidated Balance Sheet

(In Thousands of Dollars)

	December 26, 2003	December 27, 2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$364,095	$344,305
Short-term investments	13,390	271
Accounts and notes receivable	556,414	628,221
Contracts in process and inventories	173,293	279,824
Prepaid, deferred and refundable income taxes	37,160	41,155
Prepaid expenses	30,024	36,071

Total current assets	1,174,376	1,329,847

Land, buildings and equipment	622,729	769,680
Less accumulated depreciation	313,114	361,861

Net book value	309,615	407,819
Restricted cash	52,685	84,793
Notes and accounts receivable—long-term	6,776	21,944
Investment and advances	98,651	88,523
Goodwill, net	51,121	50,214
Other intangible assets, net	71,568	72,668
Prepaid pension cost and related benefit asset	7,240	26,567
Asbestos-related insurance recovery receivable	495,400	534,045
Other assets	182,151	156,279
Deferred income taxes	56,947	69,578

TOTAL ASSETS	$2,506,530	$2,842,277

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current installments on long-term debt	$20,979	$31,562
Bank loans	121	14,474
Accounts payable and accrued expenses	686,662	610,821
Estimated costs to complete long-term contracts	552,754	645,763
Advance payments by customers	50,248	82,658
Income taxes	62,996	64,517

Total current liabilities	1,373,760	1,449,795

Corporate and other debt less current installments	333,729	341,702
Special-purpose project debt less current installments	119,281	181,613
Capital lease obligations	62,373	58,237
Deferred income taxes	9,092	8,333
Pension, postretirement and other employee benefits	295,133	437,820
Asbestos-related liability	526,200	519,790
Other long-term liabilities and minority interest	124,792	109,361
Subordinated Robbins facility exit funding obligations	111,589	111,674
Convertible subordinated notes	210,000	210,000
Trust preferred securities	175,000	175,000
Deferred interest on trust preferred securities	38,021	19,891
Commitments and contingencies	—	—

TOTAL LIABILITIES	3,378,970	3,623,216

SHAREHOLDERS' DEFICIT:
Common Stock	40,772	40,772
Paid-in capital	201,841	201,718
Retained deficit	(811,054)	(653,991)
Accumulated other comprehensive loss	(303,999)	(369,438)

TOTAL SHAREHOLDERS' DEFICIT	(872,440)	(780,939)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$2,506,530	$2,842,277

Foster Wheeler Ltd. and Subsidiaries

RECONCILIATION OF EBITDA
(Earnings before interest expense,income taxes, depreciation and amortization)

TO NET EARNINGS/(LOSS)
(In Thousands of Dollars)

	Three months ended		Twelve months ended
	Dec. 2003	Dec. 2002	Dec. 2003	Dec. 2002
Consolidated Total
EBITDA	(19,963)	(83,084)	21,421	(219,209)
Less: Interest expense	24,845	21,852	95,484	83,028
Less: Depreciation and amortization	8,453	11,389	35,574	57,825

Loss before income taxes	(53,261)	(116,325)	(109,637)	(360,062)
Less: Provision/(benefit) for income taxes	27,747	(4,222)	47,426	14,657

Net loss prior to cumulative effect of a change in accounting principle	(81,008)	(112,103)	(157,063)	(374,719)
Cumulative effect on prior years of a change in accounting principle for goodwill				(150,500)

Net loss	(81,008)	(112,103)	(157,063)	(525,219)

Engineering & Construction
EBITDA	16,926	(30,059)	60,655	(41,438)
Less: Interest expense	4,442	1,139	3,201	(415)
Less: Depreciation and amortization	2,436	3,944	10,133	15,490

Earnings/(loss) before income taxes	10,048	(35,142)	47,321	(56,513)
Less: Provision/(benefit) for income taxes	6,058	782	15,906	(11,485)

Net earnings/(loss) prior to cumulative effect of a change in accounting principle	3,990	(35,924)	31,415	(45,028)
Cumulative effect on prior years of a change in accounting principle for goodwill				(48,700)

Net earnings/(loss)	3,990	(35,924)	31,415	(93,728)

Energy
EBITDA	50,553	(5,712)	140,394	(31,148)
Less: Interest expense	3,160	4,874	17,453	21,621
Less: Depreciation and amortization	5,305	6,172	21,713	37,622

Earnings/(loss) before income taxes	42,088	(16,758)	101,228	(90,391)
Less: Provision/(benefit) for income taxes	22,333	(4,618)	43,403	(62,859)

Net earnings/(loss) prior to cumulative effect of a change in accounting principle	19,755	(12,140)	57,825	(27,532)
Cumulative effect on prior years of a change in accounting principle for goodwill				(101,800)

Net earnings/(loss)	19,755	(12,140)	57,825	(129,332)

Corporate & Financial
EBITDA	(87,442)	(47,313)	(179,628)	(146,623)
Less: Interest expense	17,243	15,839	74,830	61,822
Less: Depreciation and amortization	712	1,273	3,728	4,713

Loss before income taxes	(105,397)	(64,425)	(258,186)	(213,158)
Less: Provision/(benefit) for income taxes	(644)	(386)	(11,883)	89,001

Net loss prior to cumulative effect of a change in accounting principle	(104,753)	(64,039)	(246,303)	(302,159)
Cumulative effect on prior years of a change in accounting principle for goodwill

Net loss	(104,753)	(64,039)	(246,303)	(302,159)

QuickLinks

  Exhibit 99.1
RECONCILIATION OF EBITDA TO NET EARNINGS/(LOSS) (In Thousands of Dollars)
Foster Wheeler Ltd. and Subsidiaries Consolidated Statement of Operations and Comprehensive Loss (In Thousands of Dollars, Except Per Share Amounts)
Foster Wheeler Ltd. and Subsidiaries Major Business Groups (In Thousands of Dollars)
Foster Wheeler Ltd. Summary of Charges Cost/(Gain) (In Thousands of Dollars)
Foster Wheeler Ltd. and Subsidiaries Condensed Consolidated Balance Sheet (In Thousands of Dollars)
Foster Wheeler Ltd. and Subsidiaries RECONCILIATION OF EBITDA (Earnings before interest expense,income taxes, depreciation and amortization) TO NET EARNINGS/(LOSS) (In Thousands of Dollars)